EXHIBIT 99.3

The Honorable Philip H. Brandt
Chapter 11
Hearing Place:  Seattle, Room 309
Hearing Date:  February 12, 2004, 10:30 a.m.
DEADLINE FOR BALLOTS AND OBJECTIONS:  February 5, 2004, 4:30 p.m.

UNITED STATES BANKRUPTCY COURT FOR THE
WESTERN DISTRICT OF WASHINGTON AT SEATTLE

In re: NETWORK COMMERCE INC., Debtor.	NO. 02-23396-PHB11 NOTICE OF HEARING ON CONFIRMATION OF DEBTOR'S LIQUIDATING PLAN OF REORGANIZATION

        PLEASE TAKE NOTICE that Network Commerce Inc. (the “Debtor”), by and through its attorneys of record Cairncross & Hempelmann, P.S., hereby notifies the U.S. Trustee, creditors and parties in interest identified on the master mailing matrix, and all parties requesting special notice that this Court has approved the Debtor’s Disclosure Statement (the “Disclosure Statement”) and that the Debtor seeks confirmation of its Liquidating Plan of Reorganization (the “Plan”).

        THE PLAN IS TO BE CONSIDERED AND CONFIRMED AT A HEARING as follows:

      JUDGE: The Honorable Philip H. Brandt
      DATE: February 12, 2004
      TIME: 10:30 a.m.
      PLACE: Courtroom 309, 1200 Sixth Avenue, Seattle, WA 98101

        Pursuant to Fed. R. Bankr. P. 3017, LBR 3018-1 and other applicable law, copies of the Disclosure Statement and Plan have been supplied to all creditors and parties in interest on the master mailing matrix, the Court, and the Office of the U.S. Trustee. The Disclosure Statement and Plan are also on file with the Clerk of the United States Bankruptcy Court and may be viewed during normal business hours. In addition, copies of the Disclosure Statement and Plan may be obtained by written request to the undersigned attorneys at the following address: Cairncross & Hempelmann, P.S., 524 Second Avenue, Suite 500, Seattle, Washington 98104-2323.

        In order to be counted, ALL BALLOTS ACCEPTING OR REJECTING THE PLAN must be completed, signed, and delivered to the undersigned attorneys so as to be actually received no later than February 5, 2004, at 4:30 p.m. (PST). Original ballots must be delivered to the following address: Cairncross & Hempelmann, P.S., 524 Second Avenue, Suite 500, Seattle, Washington 98104-2323, Attn: Douglas L. Grieger. Ballots should not be filed with the Court. Ballots will not be accepted by facsimile or e-mail.

        ANY OBJECTIONS TO THE PLAN must be filed and served so as to be actually received by February 5, 2004, at 4:30 p.m. (PST). You must file your written objection with the court clerk, deliver two copies to the Judge’s chambers, and serve copies on the undersigned attorneys and the U.S. Trustee. The address of the undersigned attorneys is as follows: Cairncross & Hempelmann, P.S., 524 Second Avenue, Suite 500, Seattle, Washington 98104-2323. Any creditor or party in interest who does not file and serve a written objection in the manner and within the time period specified may be deemed to have waived the right to object, and if no objections are received, the Bankruptcy Court may strike the hearing and enter an order confirming the Plan without further notice.

        DATED this 16th day of January, 2004.

                                                                                               CAIRNCROSS & HEMPELMANN, P.S.

                                                                                                               /s/ John R. Knapp, Jr.
                                                                                               John R. Rizzardi, WSBA No. 9388
                                                                                               John R. Knapp, Jr., WSBA No. 29343
                                                                                               Attorneys for Debtor Network Commerce Inc.